                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant                          [ x ]
Filed by a Party other than the Registrant       [  ]
Check the appropriate box:              [  ]     Preliminary Proxy Statement
                                        [  ]     Confidential, for Use of the Commission only (as
                                                 permitted by Rule 14a-6(e)(2))
                                        [ x ]    Definitive Proxy Statement
                                        [  ]     Definitive Additional Materials
                                        [  ]     Soliciting Material Pursuant to sec. 240.14a-11(c)
                                                 or sec. 240.14a-12

                          First Western Bancorp, Inc.
             -----------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                          First Western Bancorp, Inc.
 -----------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (check the appropriate box):

     [  ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2) or Item
              22(a)(2) of Schedule 14A
     [  ]     $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
     [  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
              1)    Title of each class of securities to which transaction applies:
                    --------------------------------------------------------------------------------
              2)    Aggregate number of securities to which transaction applies:
                    --------------------------------------------------------------------------------
              3)    Per unit price or other underlying value of transaction computed pursuant to
                    Exchange Act Rule 0-11:
                    --------------------------------------------------------------------------------
              4)    Proposed maximum aggregate value of transaction:
                    --------------------------------------------------------------------------------
              5)    Total fee paid:
                    --------------------------------------------------------------------------------
     [  ]     Fee paid previously with preliminary materials
     [  ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
              and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
              1)    Amount Previously Paid:
                    --------------------------------------------------------------------------------
              2)    Form, Schedule or Registration No.:
                    --------------------------------------------------------------------------------
              3)    Filing Party:
                    --------------------------------------------------------------------------------
              4)    Date Filed:
                    --------------------------------------------------------------------------------

101 EAST WASHINGTON STREET
P.O. BOX 1488
NEW CASTLE, PA 16103-1488
TELEPHONE: (412) 652-8550
FAX: (412) 652-0246
                                                                            LOGO

                                                                  March 15, 1996

To Our Shareholders:

You are cordially invited to attend the 1996 Annual Meeting of Shareholders of First Western Bancorp, Inc., to be held on Tuesday, April 16, 1996, beginning at 10:30 a.m., local time, at the New Englander, 3009 Wilmington Road, New Castle, Pennsylvania. In the back of this Proxy are directions to the New Englander; if you need additional assistance, please contact the corporate office at (800) 696-2572.

In addition to our regular business, we will present summary performance information for 1995, and discuss our recently developed strategy for retail banking and our vision of the future of branch offices as well as new banking technologies such as the Internet, PC-based banking, telephone banking and other enhancements to customer service. We will also highlight the new shared leadership culture being implemented throughout our organization with all of our associates. Following the meeting, a light lunch will be served to all attending shareholders to provide an opportunity to meet informally with the directors and management of First Western and its subsidiaries. Please accept this invitation to attend the meeting and join us for the luncheon afterwards.

The formal Notice of Annual Meeting and Proxy Statement, which follow, include a listing and discussion of the matters upon which you will act.

Whether or not you plan to attend the meeting, we urge you to mark, sign, date and return the enclosed Proxy Card in the accompanying postage-paid envelope so that as many shares as possible may be represented at the meeting. Your vote is important and your cooperation in executing and returning the Proxy Card promptly will be appreciated.

                                  Sincerely,
                                  LOGO
                                  John R. McKinley
                                  Chairman of the Board
                                  LOGO
                                  Thomas J. O'Shane
                                  President and Chief Executive Officer

  SUBSIDIARIES: FIRST WESTERN BANK, N.A. - FIRST WESTERN BANK, F.S.B. - FIRST
                         WESTERN TRUST SERVICES COMPANY

101 EAST WASHINGTON STREET
P.O. BOX 1488
NEW CASTLE, PA 16103-1488
TELEPHONE: (412) 652-8550
FAX: (412) 652-0246
                                                                            LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders of First Western Bancorp, Inc. ("First Western") will be held at the New Englander, 3009 Wilmington Road, New Castle, Pennsylvania 16101, on Tuesday, April 16, 1996 at 10:30 a.m., local time, for the purpose of considering and voting upon the following:

1. The election of four directors whose terms will expire in 1999 and one director whose term will expire in 1997; and

2. Such other business as may properly be brought before the meeting and any adjournment or adjournments thereof.

Only shareholders of record of First Western at the close of business on March 8, 1996 are entitled to notice of and to vote at the Annual Meeting.

Enclosed herewith are a Proxy Statement and form of Proxy. We urge you to mark, date, sign and return the Proxy as promptly as possible whether or not you plan to attend the meeting in person. If you do attend the meeting, you may, if you wish, withdraw your Proxy and vote in person. In any event, you may revoke your Proxy prior to its exercise.

                                         By Order of the Board of Directors,

                                         LOGO
                                         Robert H. Young
                                         Senior Vice President - Finance,
                                         Secretary and Treasurer

New Castle, Pennsylvania
March 15, 1996

                                      -1-


SUBSIDIARIES: FIRST WESTERN BANK, N.A. - FIRST WESTERN BANK, F.S.B. - FIRST
                         WESTERN TRUST SERVICES COMPANY

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                PROXY STATEMENT

                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                          FIRST WESTERN BANCORP, INC.

                              GENERAL INFORMATION

The accompanying Proxy is being solicited by the Board of Directors of First Western Bancorp, Inc. ("First Western") for use at the Annual Meeting of Shareholders of First Western to be held April 16, 1996, 10:30 a.m., local time, at the New Englander, 3009 Wilmington Road, New Castle, Pennsylvania and for use at any adjournment or adjournments thereof.

The Proxy may be revoked at any time prior to its exercise by written notice of revocation or by a later dated Proxy sent to the Secretary of First Western at its principal executive offices, provided such notice is received prior to exercise. Shareholders who attend the meeting may, if they wish, withdraw their Proxy and vote in person.

The Board of Directors has fixed the close of business on March 8, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of that date First Western had outstanding 7,727,588 shares of its common stock, par value $5.00 per share ("Common Stock"). First Western's authorized capital consists of 20,000,000 shares of Common Stock and 4,000,000 shares of preferred stock, without par value ("Preferred Stock"). No shares of preferred stock have been issued. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters, except with respect to the election of directors, for which shareholders have the right to cumulate their votes.

First Western is a Pennsylvania business corporation and is registered with the Federal Reserve Board as a bank holding company and with the Office of Thrift Supervision as a savings association holding company. Its wholly-owned banking subsidiaries are First Western Bank, National Association ("FW Bank") and First Western Bank, Federal Savings Bank ("FW Savings") (FW Bank and FW Savings are sometimes referred to herein as the "Banks"). First Western's wholly-owned non-banking subsidiary, First Western Trust Services Company ("Trust Services"), provides trust, estate management and financial services to customers in the market areas of the Banks. Residential Mortgage Company of America ("RMC"), a mortgage banking subsidiary of First Western, was merged into First Western on December 31, 1995.

The principal executive offices of First Western are located at 101 East Washington Street, New Castle, Pennsylvania 16101 (mailing address: P. O. Box 1488, New Castle, Pennsylvania, 16103-1488). This Proxy Statement and the accompanying Notice of Meeting and Proxy Card are first being mailed to shareholders on or about March 15, 1996. A copy of First Western's Annual Report for the fiscal year ended December 31, 1995, which includes First Western's consolidated financial statements, accompanies this mailing.

All expenses of this solicitation, including the cost of mailing, will be borne by First Western. First Western will not pay any compensation for the solicitation of proxies, but upon request will reimburse banks, brokers, and other nominees, fiduciaries and custodians for their reasonable expenses incurred in sending these proxy materials to beneficial owners and obtaining their instructions. In addition, proxies may be solicited by directors, officers and management personnel of First Western and its subsidiaries. Solicitations may be made by mail, telephone, facsimile or in person.

                             ELECTION OF DIRECTORS

The Bylaws of First Western provide that the Board of Directors shall consist of not fewer than five persons, the exact number to be fixed and determined from time to time by a resolution of the Board or of the shareholders. The Board's size is set at fourteen members. Pursuant to First Western's Bylaws, as amended, nominations for directors other than those made by the Board must be in writing and delivered or mailed to the Chairman of First Western no later than January 31 for an election to be held at the annual meeting of shareholders that year and no later than 45 days prior to any other meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of such other meeting is given to shareholders, then nominations for directors shall be mailed or delivered to the Chairman of First Western no later than the close of business on the seventh day following the day on which such notice of meeting was mailed. Nominations by shareholders shall contain the following information to the extent known by the nominating shareholder: (i) the name and address of the proposed nominee; (ii) the principal occupation of the proposed nominee; (iii) the total number of shares of Common Stock to be voted for the proposed nominee; (iv) the name and resident address of the nominating shareholder; and (v) the number of shares of Common Stock held by the nominating shareholder.

The Board, prior to the 1996 Annual Meeting, is currently divided into two classes of five members each (1996 and 1998) and one class of four members
(1997). The term of office of one class expires each year. Nominees to the class of directors whose term expires at each Annual Meeting are generally elected for a three-year term. However, in the event the number of directors is changed, any increase or decrease is to be so apportioned among the classes so as to maintain the classes as nearly equal in number as possible. Any additional director of a class shall hold office for a term which shall coincide with the term of such class.

In February 1995, the Board adopted an amendment to the Bylaws which permits a former President or Chairman to be nominated to the Board for a one-year term without regard to any age limitation in the Bylaws. Section 2.3 of the Bylaws generally requires retirement from the Board at the expiration of a director's term after reaching age 70. In adopting the amendment, the Board recognizes that a former President or Chairman of First Western would provide the experience, expertise and historical continuity to First Western and would provide significant and substantial value in continuing to be represented on the Board, subject to election at each Annual Meeting of Shareholders that such person continues to be nominated. John W. Sant, age 75, former Chairman, President and Chief Executive Officer, is being nominated by the Board for an additional one-year term to expire in 1997. At last year's Annual Meeting, Mr. Sant was nominated for and reelected to the Board for a one-year term expiring in 1996.

The class whose term will expire as of the date of the 1996 Annual Meeting of Shareholders consists of five directors, all of whom are nominees for reelection. The Board has nominated four persons for election as directors for a three-year term expiring in 1999--John W. Lehman, M.D., Thomas S. Mansell, Richard C. McGill and Harold F. Reed, Jr. as continuing directors, and John W. Sant as a continuing director for a one-year term expiring in 1997. Assuming the election of these four nominees to the 1999 class, and Mr. Sant to the 1997 class, the 1997 and 1998 classes of directors will each consist of five members and the 1999 class of directors will consist of four members.

Each nominee has advised First Western of his willingness and ability to serve if elected. If however, prior to the election of directors at the 1996 Annual Meeting, any of the nominees becomes unavailable or proves unable to serve for any reason, proxies will be voted for the election of such other person or persons as the Board of Directors may select to replace such nominee. MANAGEMENT AND THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS.

The Articles of Incorporation of First Western provide that in all elections of directors, each shareholder has the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as equals the number of directors multiplied by the number of shares, or to distribute his total votes among as many candidates as desired. Unless otherwise specified, execution of the Proxy Card will confer discretionary authority to the persons named therein as proxies to cumulate votes.

First Western is organized under the laws of the Commonwealth of Pennsylvania. Pursuant to the provisions of the Pennsylvania Business Corporation Law of 1988, as amended, the affirmative vote of a plurality of the votes cast by the shareholders at an annual meeting of a corporation is required to elect the directors of that corporation. Accordingly, abstentions and broker non-votes have no effect on the outcome of the election of directors. Proxies solicited by the Board of Directors will be voted in favor of the nominees for directors unless otherwise indicated thereon.

The following tables set forth certain information about the nominees for election as directors and about the continuing directors of First Western. The information includes the number of shares of Common Stock which each of them owned beneficially as of January 31, 1996, and the percentage which those shares represented of the total outstanding Common Stock in any instance where the percentage equaled or exceeded one percent. Each nominee or director has been engaged in the principal occupation listed for five years or more, except as otherwise indicated in the table. Except as noted below, there are no family relationships among current directors, nominees for directors, executive officers or nominees for executive officers of either First Western or its subsidiaries.

             NOMINEES FOR DIRECTORS WHOSE TERMS WILL EXPIRE IN 1999

                                                                  SHARES OF               PERCENT
                                                                 COMMON STOCK              OWNED
 NAME, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE                 BENEFICIALLY              (IF 1%
   DURING PAST FIVE YEARS AND DIRECTORSHIPS (1)       AGE (1)      OWNED(2)               OR MORE)
--------------------------------------------------   ----------  ------------             --------
John W. Lehman, M.D.                                     63         44,680                     --
  Physician, Beaver Valley Orthopedics
  Association; Director, FW Bank; Member of the
  Audit Committee of First Western; Director of
  First Western since 1986(3)
Thomas S. Mansell                                        56         62,872(4)(5)               --
  Senior Vice President, Assistant Secretary and
  Legal Counsel of First Western; Director, Trust
  Services; Director of First Western since 1990
Richard C. McGill                                        59         37,567                     --
  Managing Partner, McGill, Power, Bell and Co.,
  Certified Public Accountants; Director, FW
  Savings; Member of the Audit and Loan Review
  Committees of First Western; Director of First
  Western since 1990(3)
Harold F. Reed, Jr.                                      68         31,308                     --
  Partner, Reed, Luce, Tosh, McGregor and Wolford
  (law firm); Director, Tuscarora Incorporated
  (manufacturer of custom molded products);
  Chairman, Trust Services and Director, FW Bank;
  Member of the Executive, Compensation and
  Asset/Liability Committees of First Western;
  Director of First Western since 1986(3)

              NOMINEE FOR DIRECTOR WHOSE TERM WILL EXPIRE IN 1997

                                                                 SHARES OF               PERCENT
                                                                COMMON STOCK              OWNED
 NAME, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE                BENEFICIALLY              (IF 1%
  DURING PAST FIVE YEARS AND DIRECTORSHIPS (1)       AGE (1)      OWNED(2)               OR MORE)
-------------------------------------------------   ----------  ------------             --------
John W. Sant                                            75         63,949                     --
  Retired; Chairman, First Western through April
  1995; President and Chief Executive Officer,
  First Western through 1990; Director, FW Bank,
  FW Savings and Trust Services; Member of the
  Executive, Compensation and Asset/Liability
  Committees of First Western; Director of First
  Western since 1966(3),(6)

              CONTINUING DIRECTORS WHOSE TERMS WILL EXPIRE IN 1997

                                                                 SHARES OF               PERCENT
                                                                COMMON STOCK              OWNED
 NAME, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE                BENEFICIALLY              (IF 1%
  DURING PAST FIVE YEARS AND DIRECTORSHIPS (1)       AGE (1)      OWNED(2)               OR MORE)
-------------------------------------------------   ----------  ------------             --------
James M. Campbell                                       52          33,276(7)                 --
  President, Shenango Steel Buildings, Inc.
  (steel fabrication company); Director, FW
  Savings; Member of the Executive and
  Compensation Committees of First Western;
  Director of First Western since 1990(3)
Floyd H. McElwain                                       49           5,582                    --
  President, McElwain Oldsmobile-Cadillac, Inc.;
  Chairman of the Audit Committee of First
  Western; Director of First Western since 1990
John R. McKinley                                        44          67,086                    --
  President, Remington's Restaurant Group
  (restaurant company); Chairman, First Western
  since April 1995; Vice Chairman, 1992 through
  1995; Chairman, FW Bank, and Director, FW
  Savings and Trust Services; Chairman of the
  Executive, Compensation and Loan Review
  Committees and Member of the Asset/Liability
  Committee of First Western; Director of First
  Western since 1986
Thomas J. O'Shane                                       48         121,858(8)               1.53%
  President and Chief Executive Officer, First
  Western; Director, Nobel Insurance Limited;
  Director, Federal Reserve Bank of
  Cleveland-Pittsburgh Branch; Chairman, FW
  Savings and Director, FW Bank and Trust
  Services; Chairman, Asset/Liability Committee
  and Member of the Executive Committee of First
  Western; Director of First Western since 1988

              CONTINUING DIRECTORS WHOSE TERMS WILL EXPIRE IN 1998

                                                                 SHARES OF               PERCENT
                                                                COMMON STOCK              OWNED
 NAME, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE                BENEFICIALLY              (IF 1%
  DURING PAST FIVE YEARS AND DIRECTORSHIPS (1)       AGE (1)      OWNED(2)               OR MORE)
-------------------------------------------------   ----------  ------------             --------
Wendell H. Boyd                                         56          6,838                     --
  Partner, D.M. Boyd Co. (manufacturer of
  modified soils for golf course industry);
  Member of the Audit Committee of First Western;
  Director of First Western since 1995
Robert N. Chambers                                      69         38,328                     --
  Retired; Director, FW Bank; Member of the
  Executive, Compensation and Asset/Liability
  Committees of First Western; Director of First
  Western since 1962(3)
Robert C. Duvall                                        53         15,984(9)                  --
  Vice President of Finance, Wampum Hardware Co.
  (explosives distributor for the blasting
  industry); Director, Nobel Insurance Limited;
  Officer and Director of IRECO Midwest, Inc.
  (affiliated with Wampum Hardware Co.); Member
  of the Asset/Liability Committee of First
  Western; Director of First Western since 1995
Louis J. Kasing, Jr.                                    67          5,748                     --
  President, Kasing Auto Sales, Inc.; Member of
  the Asset/Liability Committee of First Western;
  Director of First Western since 1990
John P. O'Leary, Jr.                                    49          3,991                     --
  President and Chief Executive Officer,
  Tuscarora Incorporated (manufacturer of custom
  molded products); Director, Matthews
  International; Member of the Executive and
  Compensation Committees of First Western;
  Director of First Western since 1992

---------

  (1) As of January 31, 1996.
  (2) Includes shares owned by immediate families (spouses, minor children and relatives sharing the same home) of the respective persons and shares held in the First Western Bancorp, Inc.
      401(k) Profit-Sharing and Stock Bonus Plan or the First Western Bancorp, Inc. Deferred
      Compensation Plan for Directors.
  (3) Years served as a director of First Western include years served as director of FW Bank or its predecessor. Years served as a director of banks acquired by First Western are included from the dates such institutions were acquired by First Western.
  (4) Thomas S. Mansell disclaims beneficial ownership of 2,114 shares owned by his spouse and his children which are included in the total shares indicated.
  (5) Includes options to purchase 19,903 shares of Common Stock which are exercisable within 60 days of January 31, 1996.
  (6) John W. Sant is the uncle of Stephen R. Sant, President and Chief Executive Officer of FW
      Bank and Senior Vice President-Retail Banking of First Western.
  (7) Includes 658 shares held beneficially in the name of Shenango Steel Buildings, Inc., with authority to vote such shares.

  (8) Includes options to purchase 69,806 shares of Common Stock which are exercisable within 60 days of January 31, 1996.
  (9) Includes 13,620 shares held beneficially in the name of Wampum Hardware Co., with authority to vote such shares.

All directors and officers of First Western as a group (25 persons) owned beneficially 740,949 shares of Common Stock of First Western (including options to acquire 213,437 shares which are exercisable within 60 days of January 31,
1996), or 9.30% of the 7,964,704 shares outstanding and options which are exercisable within 60 days of January 31, 1996.

MEETINGS AND COMMITTEES

The Board of Directors of First Western met 7 times in 1995. All incumbent directors named above attended 75% or more of the aggregate number of Board of Directors meetings and, if applicable to their service, committee meetings held in 1995, except for Harold F. Reed, Jr., John P. O'Leary, Jr., and John W. Lehman, M.D. The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee. The Board has no Nominating Committee, but either the Executive Committee or the full Board serves in such capacity. The Executive and Compensation Committees met three times in 1995. The Compensation Committee is comprised of John R. McKinley (Chairman), James M. Campbell, Robert
N. Chambers, John P. O'Leary, Jr., Harold F. Reed, Jr., and John W. Sant. The members of the Compensation Committee plus Mr. O'Shane constitute the Executive Committee, with Mr. McKinley serving as Chairman.

The Audit Committee is comprised solely of independent directors, and for 1995, included Floyd H. McElwain (Chairman), Wendell H. Boyd, John W. Lehman, and Richard C. McGill. The Audit Committee's duties include, but are not limited to, engaging and terminating independent auditors and approving fees charged, reviewing the audit plan, the results of the auditing engagement, any disagreements with management, their letter of recommendations and the adequacy of internal accounting controls for First Western, and supervising the internal audit function. First Western's internal audit department reports to the Audit Committee. The Audit Committee met five times in 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Mr. John R. McKinley, Chairman of First Western is also Chairman of the Executive and Compensation Committees. Mr. John W. Sant was formerly Chairman, President and Chief Executive Officer of First Western and is a member of the Executive and Compensation Committees. Messrs. Sant and McKinley previously entered into consulting arrangements with First Western, which were discontinued in September 1995. Mr. Harold F. Reed, Jr., a member of the Executive and Compensation Committees, is Chairman of Trust Services. Mr. Reed is also a director of Tuscarora Incorporated and is a member of the Compensation Committee of Tuscarora Incorporated. Mr. Reed was previously party to an agreement with Trust Services which is described below under "--Directors Compensation." Mr. John P. O'Leary, Jr. is a director of First Western and a member of the Compensation Committee and is President and Chief Executive Officer and a director of Tuscarora Incorporated. Mr. Thomas J. O'Shane, President and Chief Executive Officer of First Western, is a director and a member of the Compensation Committee of Nobel Insurance Limited. Mr. Robert C. Duvall, a director of Nobel Insurance Limited, is also a director of First Western.

DIRECTORS' COMPENSATION

Directors of First Western who are not employees of First Western or its subsidiaries receive $750 for each meeting of the Board of Directors attended and $350 for each committee meeting attended, with the chairperson of each committee receiving $700 for each committee meeting attended. An annual retainer of $3,000 is currently paid to all Board members.

Directors of FW Bank and FW Savings who are not employees of First Western or its subsidiaries receive $400 for each Board meeting attended and $350 for each committee meeting attended, with the chairperson of each committee receiving $700 for each committee meeting attended. An annual retainer of $2,400 per member is also paid. The law firm of Reed, Luce, Tosh, McGregor and Wolford, of which Harold F. Reed, Jr., a director, is a partner, served as an outside legal counsel for FW Bank, for which such firm received a retainer of $20,000 plus fees for special legal work on an as-billed basis in 1995.

Directors of Trust Services who are not employees of First Western or its subsidiaries receive $300 for each Board meeting attended and $250 for each committee meeting attended, with the chairperson of each committee receiving $500 for each committee meeting attended. An annual retainer of $2,400 per member is also paid. Harold F. Reed, Jr. received fees totalling $20,000 in 1995, under a renewable annual agreement as Chairman of Trust Services, in lieu of any other Trust Services director fees. As of January 1, 1996, this arrangement was discontinued and Mr. Reed will receive normal director fees, including a fee as Chairman of the Trust Services Executive Committee of $500 per meeting and the annual board retainer of $2,400.

All Directors of First Western and/or its subsidiaries may defer the receipt of their fees, according to the terms of the First Western Bancorp, Inc. Deferred Compensation Plan for Directors, until the earlier of their retirement from First Western and/or a subsidiary board or their death. The director may choose to have deferred fees accrued with interest credited at market rates, or to have such fees, plus prior plan balances, funded through a grantor trust agreement, with Trust Services serving as trustee, and invested in First Western Common Stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

The following table sets forth the compensation for services rendered during the years ended December 31, 1995, 1994 and 1993 paid by First Western or its subsidiaries to the Chief Executive Officer and the four other most highly compensated executive officers of First Western whose annual salary and bonus exceeded $100,000 for the year ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION
                                         ----------------------------------       OTHER
                                         YEAR ENDED                               ANNUAL        ALL OTHER      COMMON STOCK
                                          DECEMBER      SALARY      BONUS      COMPENSATION    COMPENSATION      OWNERSHIP
 NAME, AGE AND PRINCIPAL POSITION (1)        31          (2)         (3)           (4)             (5)         (1), (6), (7)
--------------------------------------   ----------    --------    --------    ------------    ------------    -------------
Thomas J. O'Shane (48)
  President and Chief Executive             1995       $266,500    $119,925      $     --         $12,724         121,858
  Officer, First Western                    1994        260,000     122,850            --          14,952
                                            1993        225,000      89,424        35,862          21,006
Robert H. Young (39)
  Senior Vice President-Finance,            1995        130,800      41,312            --          12,724          21,080
  Secretary and Treasurer,                  1994        128,000      39,375            --          14,952
  First Western                             1993        101,380      30,229            --          14,002
Stephen R. Sant (49)
  President and Chief                       1995        128,100      40,659            --          12,724          41,608
  Executive Officer,                        1994        125,000      37,500            --          14,952
  FW Bank and Senior Vice                   1993        116,532      33,911            --          15,920
  President-Retail Banking, First
  Western
Robert E. Cimini (49)
  Senior Vice President-Consumer            1995        122,000      37,515            --          12,724          40,431
  Lending and Marketing, First Western      1994        119,000      37,485            --          14,952
                                            1993        109,650      31,908            --          14,997
John A. Zercher (43)
  Senior Vice President-Operations and      1995         99,600      32,868            --          11,192          36,135
  Information Systems, First Western        1994         97,200      30,618            --          12,679
                                            1993         90,000      27,540            --          12,190

---------

(1) As of January 31, 1996.

(2) Includes salary only. Officers who are also Directors received no compensation for acting as Directors or for attendance at Committee meetings in 1995.

(3) Includes payments under the Incentive Compensation Plan, which are made in cash as soon as practicable after the close of the fiscal year. Payments to executive officers listed in the table above for 1995 included the amount of bonus accrued for 1995 as determined in January 1996, and excluded the bonus paid in January 1995 for 1994.

(4) Noncash compensation, which in the case of each individual for each of the three years in the table, other than Mr. O'Shane for the year ended December 31, 1993, did not exceed the lesser of $50,000 or 10% of total compensation. For the year ended December 31, 1993, Mr. O'Shane received reimbursement of country club membership fees in the amount of $33,679 and was provided with an automobile at a value of $2,183.

(5) Includes 401(k) Profit-Sharing and Stock Bonus Plan contributions only, which includes a total of 148 shares (including forfeitures) of Common Stock with a market value of $4,070 as of December 31, 1995. Each individual noted above received 37 shares, except Mr. Zercher, who received 33 shares.

(6) Includes shares owned by immediate families (spouses, minor children and relatives sharing the same home) of the respective persons and shares held in the 401(k) Profit-Sharing and Stock Bonus Plan.

(7) Includes options to purchase shares of Common Stock which are presently exercisable or exercisable within 60 days of January 31, 1996 as follows:
     69,806 shares, Mr. O'Shane; 14,856 shares, Mr. Young; 31,166 shares, Mr. Sant; 21,058 shares, Mr. Cimini; and 12,896 shares, Mr. Zercher.

INCENTIVE COMPENSATION PLAN

The Incentive Compensation Plan (the "Incentive Plan") is administered by the Compensation Committee of the Board of Directors and provides for annual cash bonus payments to all First Western and subsidiary officers generally at the assistant vice president or branch officer level and above. Cash bonus payments are based on the achievement of predetermined corporate, departmental, and individual performance goals. For a description of the Incentive Plan, see "Compensation Committee Report on Executive Compensation."

401(K) PROFIT-SHARING AND STOCK BONUS PLAN

The First Western Bancorp, Inc. 401(k) Profit-Sharing and Stock Bonus Plan has the following features: (1) First Western or its subsidiaries makes profit-sharing type (discretionary) contributions for the benefit of its employees, (2) there is a cash or deferred (401(k)) arrangement which permits contributions to be made by employees on an elective, pre-tax basis, (3) First Western or its subsidiaries matches the 401(k) contributions for its employees at the rate of $.50 for each $1.00 contributed by an employee, up to a maximum of 4% of an employee's salary, and (4) there are employee stock ownership plan ("ESOP") provisions which enable the plan to borrow money in order to acquire stock of First Western.

Any full-time employee of First Western or its subsidiaries who is at least 19 years old and who completes at least 1,000 hours of service within his first twelve months of employment is eligible to participate. Profit-sharing type and ESOP contributions are subject to a vesting schedule. Employees are 100% vested after attaining five years of service. Employee 401(k) and matching contributions are 100% vested immediately.

Profit-sharing type contributions are made by First Western and each subsidiary and are allocated to all participating employees based upon the ratio of each employee's compensation to the total compensation of all participants eligible to share in the allocation. Contributions, including the cost of ESOP contributions and 401(k) matching contributions, were determined for all employees based on a percentage of First Western's pre-tax net income for 1995.

A total of 2,739 shares (excluding forfeitures) were allocated under the ESOP to participating employees for 1995 based upon the ratio of each employee's earnings to the total earnings of all participating employees of First Western. There are no remaining unallocated shares held by the ESOP as of December 31, 1995.

PENSION PLAN

The First Western Bancorp, Inc. Pension Plan (the "Pension Plan") covers all full-time employees of First Western and its subsidiaries who have completed 1,000 hours of service within one calendar year and who have attained the age of
21. The Pension Plan provides for normal retirement at age 65, and early retirement at age 55. Retirement benefits for normal retirement are 1% of the employee's average monthly earnings (5 highest years divided by 60) times the years of credited service. Monthly earnings are defined as current earnings including any elective employee deferrals. Employees who terminate their employment with 5 or more years of credited service have a vested right to receive a pension upon normal retirement at age 65. Employees who terminate their employment with 10 or more years of credited service may also elect to receive their pension upon early retirement at age 55. The Pension Plan provides for one-time early retirement benefits for certain eligible employees. These one-time benefits included adding years of service, eliminating the normal early retirement penalty and providing an additional supplemental benefit for a limited period of time. Certain highly compensated employees have similar one-time early retirement benefits provided to them under a special non-qualified plan. None of the officers named in the summary compensation table are participants in this early retirement program. Benefits which accrued to qualified employees of companies previously acquired by First Western have been grandfathered through the dates at which such pension plans were merged with the Pension Plan and may result in higher benefits than those reported in the following table for certain individuals who have years of service with such companies. Directors who are not also employees do not receive retirement benefits. Retirement benefits under the Pension Plan are payable to participants in the form of a joint and survivor annuity for married participants who do not elect otherwise and in the form of a single annuity for all other participants.

The following table shows annual pension benefits payable upon retirement at age 65, in various remuneration and years-of-service classifications, assuming the election of a retirement allowance payable as a straight life annuity with retirement on January 1, 1996. Remuneration for these purposes is the same as the total of salary and bonus as disclosed in the Summary Compensation Table. Annual benefits payable are not subject to any deduction for Social Security or other offset amounts.

                               PENSION PLAN TABLE

                                                              YEARS OF SERVICE
                                         ----------------------------------------------------------
         REMUNERATION(1)(2)                15          20           25           30           35
-------------------------------------    -------     -------     --------     --------     --------
$125,000.............................    $18,750     $25,000     $ 31,250     $ 37,500     $ 43,750
 150,000.............................     22,500      30,000       37,500       45,000       52,500
 175,000.............................     26,250      35,000       43,750       52,500       61,250
 200,000.............................     30,000      40,000       50,000       60,000       70,000
 225,000.............................     33,750      45,000       56,250       67,500       78,750
 250,000.............................     37,500      50,000       62,500       75,000       87,500
 300,000.............................     45,000      60,000       75,000       90,000      105,000
 350,000.............................     52,500      70,000       87,500      105,000      122,500
 400,000.............................     60,000      80,000      100,000      120,000      140,000
 450,000.............................     67,500      90,000      112,500      135,000      157,500
 500,000.............................     75,000     100,000      125,000      150,000      175,000

---------

(1) Section 401(a)(17) of the Internal Revenue Code contains an annual limit on the amount of compensation covered for purposes of accruing benefits under the Pension Plan. For 1995, this limit was $150,000. Since such limit is subject to future adjustments, the benefit amounts shown in the table have been calculated without regard to this limit.

(2) Thomas J. O'Shane, Robert H. Young, Stephen R. Sant, Robert E. Cimini and John A. Zercher have 23, 9, 5, 21 and 23 whole years of service under the plan, respectively, as of January 31, 1996. All such persons are fully vested in their accrued benefits as of January 31, 1996.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective January 1, 1996, First Western adopted a Supplemental Executive Retirement Plan (the "SERP"), which is a nonqualified defined contribution plan. The SERP is intended to provide deferred compensation for certain highly compensated employees as described in Section 401(a)(1) of the Employment Retirement Income Security Act of 1974, as amended.

The Compensation Committee administers the SERP, determines eligible participants, the amount of any contribution to be made on an annual basis to a grantor trust established for the benefit of the participant, the occurrence of an event giving rise to the payment of benefits and such other matters as are necessary to interpret the SERP and related trust.

As of January 1996, the Committee determined that First Western would make a contribution on behalf of Thomas J. O'Shane in the amount of $36,600 in accordance with a formula intended to reflect pension benefits in excess of current legislative limits which Mr. O'Shane could have accrued except for such limits under First Western's qualified retirement plan. Such amount is not included in the Summary Compensation Table for 1995. The Committee has not yet established contributions for other eligible participants under the SERP. There is no guaranteed benefit provided by the SERP, and the ultimate benefit provided by the SERP will depend on the Committee's annual determination of First Western's discretionary contribution and actual earnings of the participant's individual account as determined under the relative trust agreement.

OPTION PLAN

The Option Plan authorizes the granting of stock options to purchase up to 566,335 (including an additional 225,000 shares authorized under the Plan amendment approved April 18, 1995) shares of Common Stock (as adjusted for stock dividends and splits) to eligible officers or key employees at an exercise price of not less than the fair market value on the date the options are granted (or 110% of fair market value for a ten percent or greater shareholder).

Unless otherwise designated by the Board of Directors, the Option Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has the sole discretion to grant options, to set the price to be paid for the Common Stock subject to the option, to prescribe the terms of and conditions upon any such award of options, to determine the exercise period, to adopt, amend and rescind the rules and regulations of the Option Plan, to interpret the Option Plan and option agreements with participants, and to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Option Plan. In determining the amount, form, limitations and other terms and conditions of an award, the Committee will consider the functions and responsibility of the awardee, his or her potential contributions to profitability, sound growth and shareholder value, and such other facts as the Committee may deem relevant. No more than 75,000 shares can be subject to options granted to any one employee during any calendar year. The Committee may grant options under the Option Plan to any officer or key employee of First Western or any subsidiary of First Western.

In the discretion of the Committee, options granted under the Option Plan may be intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code or may be intended to be options which do not so qualify (i.e., nonqualified stock options). Unless the Committee determines otherwise, no option may be exercised prior to six months following the date on which such option was granted. The option price may be paid either in cash, whole shares of Common Stock already owned by the optionee (valued at fair market value on the day immediately preceding the exercise date), a combination of cash and Common Stock or other consideration deemed acceptable by the Committee.

If an optionee ceases to be employed by First Western for any reason other than retirement, disability or death, unless such termination is with permission of First Western or follows a "change in control" event described below, such optionee's options automatically terminate on such date unless the Committee determines otherwise. Options will become immediately exercisable upon the occurrence of a change in control, and options will remain exercisable for at least three months following termination of employment if such termination occurs after a change in control. The Committee may include in a stock option agreement such terms as it deems advisable with respect to retirement, termination or disability; provided, however, that the exercise period after (i) retirement or termination with consent of First Western may not exceed three months from the date of such event and (ii) disability may not exceed twelve months. In no event, however, may an option be exercised after the expiration date of such option fixed in the applicable option agreement. If an optionee engages in competition with First Western, the Committee may terminate all of such optionee's outstanding options.

The Board of Directors may, without further shareholder approval, terminate or amend the Option Plan in any way; however, any amendment that would materially increase the rights of a grantee of an option must be approved by the shareholders. Termination or amendment of the Option Plan may not adversely affect an optionee's rights under an award previously granted.

In 1991, options to purchase an aggregate of 99,224 shares of Common Stock (as adjusted for stock dividends and splits) were granted to eligible officers which remain outstanding as of January 31, 1996. On January 16, 1995, options to purchase an aggregate of 150,000 shares of Common Stock were granted to current eligible officers which also remain outstanding as of January 31, 1996. Options to purchase 105,430 shares of Common Stock (as adjusted for stock dividends and splits) have been exercised or cancelled as of January 31, 1996. All of the 1991 option grants and 105,000 of the 1995 option grants are incentive stock options. The option period may not exceed five years from the date of grant for a ten percent or greater shareholder and ten years from the date of grant for all other shareholders.

OPTION GRANTS

The following table sets forth as to persons named in the Summary Compensation Table additional information with respect to stock options granted during 1995, including the potential realizable value from the stock options assuming the options are exercised at the end of the option term and assuming 5% and 10% annual rates of stock price appreciation during the option term:

                                           OPTION GRANTS IN 1995                      POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                          VALUE OF ASSUMED
                          -------------------------------------------------------            ANNUAL
                             NUMBER OF       % OF TOTAL    EXERCISE                   RATES OF STOCK PRICE
                            SECURITIES        OPTIONS       PRICE                       APPRECIATION FOR
                            UNDERLYING       GRANTED TO      PER                          OPTION TERM
                          OPTIONS GRANTED    EMPLOYEES      SHARE      EXPIRATION    ----------------------
         NAME                (1), (2)         IN 1995      ($/SHARE)      DATE        5%(3)        10%(3)
-----------------------   ---------------    ----------    --------    ----------    --------    ----------
Thomas J. O'Shane              45,000           30.0%       $20.00       1/16/05     $566,100    $1,434,150
Robert H. Young                15,000           10.0%        20.00       1/16/05      188,700       478,050
Stephen R. Sant                15,000           10.0%        20.00       1/16/05      188,700       478,050
Robert E. Cimini               15,000           10.0%        20.00       1/16/05      188,700       478,050
John A. Zercher                11,250            7.5%        20.00       1/16/05      141,525       358,538

---------

(1) As adjusted for November 17, 1995 three-for-two stock split, effected in the form of a 50% stock dividend.

(2) The stock options for Mr. O'Shane were granted on January 16, 1995 and became exercisable on July 16, 1995, and are intended to be nonqualified stock options. For the other named officers, options began vesting on July 16, 1995 and will be fully vested within three years. These options are intended to be incentive stock options. The exercise price per share, as adjusted for the November 17, 1995 stock split, is $20.00 per share, which was greater than the fair market value of the Common Stock at the date of grant of $18.25 per share. Fair market value was the average of the high and low sales prices of the Common Stock on the date of grant on the Nasdaq Stock Market, as adjusted for the recent stock split. The exercise price may be paid in cash, in shares of Common Stock, or a combination of cash and such shares.

(3) The 5% and 10% assumed annual rates of stock price appreciation do not reflect actual changes in the fair market value of the Common Stock since the date of grant. The information in the table is provided in accordance with the rules of the Securities and Exchange Commission regarding the disclosure of compensation of executive officers, and is not intended to forecast possible future stock price appreciation, if any.

         AGGREGATED OPTION EXERCISES IN 1995 AND YEAR-END OPTION VALUES

The following table sets forth the aggregated option exercises during the year ended December 31, 1995, and the year-end value of options held by each of the named executive officers of First Western in the Summary Compensation Table.

                                                               NUMBER OF
                                                              SECURITIES
                                                              UNDERLYING        VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                                              AT YEAR-END           AT YEAR-END
                          SHARES ACQUIRED      VALUE         EXERCISABLE/           EXERCISABLE/
           NAME             ON EXERCISE     REALIZED (1)   UNEXERCISABLE (#)    UNEXERCISABLE ($)(2)
-----------------------------------------   ------------  -------------------  ----------------------
Thomas J. O'Shane           15,857            $295,799       69,806/12,402       $ 852,225/$257,342
Robert H. Young               --                --           14,856/ 6,345         193,584/  47,588
Stephen R. Sant               --                --           31,166/ 8,640         562,425/  64,800
Robert E. Cimini              --                --           21,058/ 6,345         322,275/  47,588
John A. Zercher               --                --           12,896/ 1,455         137,809/  10,913

---------

(1) Value realized for options exercised but not sold was determined based on the average of the high and low price of the Common Stock on the day prior to exercise minus the exercise price, multiplied by the number of shares acquired. If shares were sold simultaneously upon exercise, value realized was determined based upon the sales price.

(2) The value of unexercised in-the-money options is calculated by determining the difference between the fair market value of the securities underlying the options at year-end ($27.50 per share based on the closing price of the Common Stock at year-end) and the exercise price of the options ($6.75 per share for 1991-granted options and $20.00 per share for 1995-granted options), multiplied by the number of underlying securities.

CONSULTING ARRANGEMENTS

Consulting agreements previously entered into by First Western with John R. McKinley and John W. Sant were terminated in September 1995. Under these agreements, prior to their termination, Mr. McKinley received an annual consulting fee of $41,000 plus director fees, and Mr. Sant received an annual consulting fee of $20,000 plus director fees. During 1995 Mr. McKinley received $20,500 and Mr. Sant received $22,900 under these arrangements (not including normal director fees).

CHANGE IN CONTROL AGREEMENTS

Certain executive officers of the Company, including those named in the Summary Compensation Table (Messrs. O'Shane, Young and Sant), have entered into change in control agreements with the Company (the "Agreements"). The Agreements operate only upon the occurrence of a "change in control" as described below. Absent a "change in control," the Agreements do not require the Company to retain the executives in its employ or to pay them any specified level of compensation or benefits.

Each Agreement provides that if a change in control of the Company or any of its bank subsidiaries (collectively, the "Subsidiary") occurs, the Company and the Subsidiary will be obligated to continue to employ the executive during the time period starting upon the occurrence of a change in control and ending three years thereafter (or, if earlier, at the executive's early retirement date or attainment of age 65) (the "Term of Employment"). The Agreement specifies the compensation and benefits required to be provided to the executive during the Term of Employment.

If, during the Term of Employment, the executive is discharged by the Company or the Subsidiary without cause or resigns for good reason, then the executive shall receive within 30 days of the date of termination a lump sum payment equal to the present value of monthly payments, calculated using an appropriate discount rate, from the date of termination until the earlier of (a) the date that is 36 months after the change in control and (b) the executive's attainment of age 65 (the "Calculation Period"), of (i) salary at a rate equal to the highest salary in effect during the 12 months immediately preceding the change in control or the date of termination and (ii) bonus at a rate equal to the greater of the annual bonuses received during the three calendar years immediately preceding the change in control or the date of termination.

If the executive is terminated during the Term of Employment for any reason other than cause, then until the executive reaches or would have reached normal retirement age, (a) the executive and/or his spouse will continue to receive insurance and health care benefits equivalent to those in effect immediately prior to the date of termination or the date of the change in control (whichever is more favorable), subject to reduction to avoid duplication with benefits of a subsequent employer, (b) at and after normal retirement age, health and life insurance benefits equivalent to those afforded retired executives under programs in effect immediately prior to the date of termination or the date of the change in control (whichever is more favorable) and (c) the executive will also receive supplemental retirement benefits equal to the extra pension benefits he would have earned had employment been continued for the entire Calculation Period.

Generally, and subject to certain exceptions, a "change in control" shall be deemed to have occurred if (a) final regulatory approval is obtained for any party to acquire securities of the Company and/or the Subsidiary representing 20% or more of the combined voting power of the Company's or the Subsidiary's then outstanding securities; (b) there is a significant change in the Company's or the Subsidiary's board of directors not approved by the incumbent board; or
(c) final regulatory approval is obtained for a plan of complete liquidation or dissolution or sale of all or substantially all of the Company's or the Subsidiary's assets or certain significant reorganizations, mergers and similar transactions involving the Company or the Subsidiary.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of First Western (the "Committee") determines the specific forms and levels of compensation for the executive and other officers of First Western and administers the compensation plans of First Western, subject to the approval of the Board of Directors. The Committee is comprised of six members, all of whom are non-employee directors.

COMPENSATION POLICIES

The compensation policies established and administered by the Committee are intended to provide compensation to First Western's executive officers at competitive levels in order to attract and retain qualified executive officers, to award executive officers based on First Western's annual and long-term performance, and to enhance shareholder value. Executive compensation is generally set at levels that the Committee believes to be within the mid-range for executive compensation for bank holding companies which are comparable in size, geographic location and performance to First Western. The Committee views stock options and stock ownership by executive officers as important components of performance-based compensation as the value of stock options directly relates to the price of the Common Stock of First Western and provides executive officers with an additional incentive to enhance shareholder value. In January 1995 the Committee adopted a policy with respect to executive compensation under
Section 162(m) of the Internal Revenue Code. The policy states that, in general, First Western will not adopt plans or pay compensation to its key executives in excess of the deductible limits to First Western specified under Section 162(m); however, it is recognized there may be circumstances in which it is necessary or appropriate to pay compensation in excess of such limits and First Western expressly reserves the right to compensate executives in a manner it deems appropriate.

ELEMENTS OF EXECUTIVE COMPENSATION

Compensation of the executive officers of First Western and its subsidiaries consists of the following three elements: base salary, cash payments under the Incentive Plan and stock option awards under the Option Plan.

Base Salary. The Committee establishes base salaries for executive and other officers of First Western by utilizing salary data obtained from a variety of sources, including outside consultants and publicly available information. The Committee undertakes an annual review of the base salary level of each executive officer of First Western, including the Chief Executive Officer. It is the intention of the Committee that the executive officers of First Western be paid base salaries that are approximately in the mid-range of base salaries for executive officers at bank holding companies comparable in size, geographic location and performance to First Western. The Committee considers a variety of factors in determining base salaries for individual executive officers, including among others, the level of duties and responsibilities inherent in each individual's position with First Western and the individual's performance of these duties, First Western's financial performance, general economic conditions and compensation trends in bank holding companies.

Incentive Plan. The Incentive Plan is intended to provide executive and other officers of First Western and its subsidiaries with compensation tied to the achievement of certain corporate, departmental and individual performance goals, as approved by the Committee at the beginning of the year. If the goals established by the Committee are achieved, the incentive award added to the base salary paid is intended to provide to each executive officer total cash compensation that year in approximately the mid-range of the upper half of total cash compensation paid to executive officers at bank holding companies comparable to First Western. If the goals established by the Committee are not achieved, the incentive award may be reduced.

Corporate earnings goals, as measured by earnings per share, constitute a significant component of each incentive award so that incentive awards are directly dependent upon the achievement of corporate goals. The corporate earnings component of an incentive award will be increased or reduced at a rate equal to two and one-half times the percentage increase or shortfall, as the case may be, in such goal. In addition to the corporate earnings goals, individual goals for a particular year vary for each officer participating in the Incentive Plan and are mainly based on the achievement of certain predetermined departmental and individual goals for the particular fiscal year, including among others, goals related to the following: the department's operating budget; goals of the business unit in which the individual participant is performing the majority of his duties;

specific job-related goals; and individual performance. Past performance, peer group performance and perceived future opportunities are considered when establishing departmental and individual goals.

Incentive awards for each individual executive or other officer are determined as a percentage of that individual's base salary. Such percentages vary with the officer's position and responsibilities and range in amount from 10% to 45% of base salary. The actual amount of each individual incentive award may be modified by the Committee to recognize outstanding performance or additional effort when certain goals may not have been achieved due to changing business priorities or conditions, and also may be modified to reflect an unsatisfactory performance by an individual despite the achievement of certain goals. No payouts will be made to any participant if one or more of the following conditions exist: (a) earnings of the Corporation are less than 60% of budgeted earnings, (b) cash dividends are not at least equal to non-special cash dividends paid in the prior year, or (c) the ratio of the allowance for possible loan losses to nonaccrual loans is less than 85%. To further protect shareholder interests, the aggregate amount of awards to all Plan Participants for a Plan Year may not exceed 8% of First Western's pre-tax earnings. Incentive awards earned, if any, are paid annually in cash as soon as practicable after the end of each fiscal year.

Options. The grant of stock options is intended to provide long-term performance-based compensation to the executive officers of First Western. Options also are intended to provide executive officers with an incentive to increase and promote shareholder value. Options have previously been granted to individual executive officers of First Western based on the performance of each individual and their contributions to First Western's long-term growth and profitability. Options to purchase an aggregate of 155,042 shares of Common Stock of First Western (as adjusted for stock dividends and splits) were granted in 1991 to certain current executive officers of First Western. Options to purchase 99,224 shares remain outstanding as of January 31, 1996. Additional options to purchase 150,000 shares of Common Stock (as adjusted for stock dividends and splits) have been granted under the Option Plan as of January 16, 1995 to certain key executives who are primarily responsible for earnings performance and shareholder value. These options were granted with an option price of $20.00 per share (as adjusted), which was higher than the fair market value per share as of such date of $18.25 (as adjusted), with vesting terms of six months to three years and a term of ten years. Options for 105,000 shares are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code and options for 45,000 shares are considered nonqualified and are not meant to qualify as incentive stock options. The Committee will continue to review compensation through stock options.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

The compensation of Thomas J. O'Shane, Chief Executive Officer of First Western, is determined by the Committee based on the same criteria and elements of compensation as the other executive officers of First Western. The Committee believes that Mr. O'Shane's base salary of $266,500 for 1995 is consistent with First Western's general compensation policies. The Committee believes that Mr. O'Shane's current base salary is approximately at the mid-range of base salaries for bank holding companies comparable to First Western, based on independent compensation studies made available throughout the year to the Committee.

Incentive compensation is provided to Mr. O'Shane through his participation in the Incentive Plan and is based on the achievement of specific performance goals for a particular fiscal year as described above under "Incentive Plan." The Committee may also modify an award under the Incentive Plan for Mr. O'Shane (or any other executive officer) by considering additional factors believed to be relevant in determining the incentive compensation of the Chief Executive Officer for a particular fiscal year, such as the performance of other duties that enhanced First Western's overall financial performance for a given year. A significant portion of Mr. O'Shane's total compensation is dependent upon the achievement of the various corporate and individual performance goals set under the Incentive Plan, and thus, a significant portion of his total compensation is at risk. Corporate and individual performance goals under the Incentive Plan for fiscal 1995 were determined in February 1995. In January 1996, based on the achievement of the goals under the Incentive Plan, the Committee determined that Mr. O'Shane should receive an incentive award of $119,925 for fiscal 1995.

Mr. O'Shane participates in the Option Plan described above and was granted options to purchase an aggregate of 74,418 shares of Common Stock of First Western (as adjusted for stock dividends and splits) in 1991, of which 37,208 remain outstanding. On January 16, 1995, he was granted options to purchase an additional 45,000 shares of Common Stock, all of which are nonqualified and which are exercisable after six months for any time up to ten years from the date of grant at an exercise price of $20.00 per share. These options are included in the total grant of 150,000 options to all executives noted above. The grant of these options, along with the options granted to other executive officers of First Western, is intended to provide Mr. O'Shane with a long-term incentive to enhance and improve shareholder value.

The foregoing report has been furnished by the members of the Compensation Committee of the Board of Directors.
                          John R. McKinley, Chairman
                          James M. Campbell
                          Robert N. Chambers
                          John P. O'Leary, Jr.
                          Harold F. Reed, Jr.
                          John W. Sant

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total return of the NASDAQ Composite Market (U.S. Companies) and NASDAQ Bank Stocks for the period of five years from December 31, 1990 through December 29, 1995.

                                      LOGO

                                        12/31/90    12/31/91    12/31/92    12/31/93    12/30/94    12/29/95
                                        --------    --------    --------    --------    --------    --------
First Western Bancorp, Inc...........     100.0      158.5        313.1       321.7       312.9       477.6
NASDAQ Stock Market (US Companies)...     100.0      160.6        186.9       214.5       209.7       296.3
NASDAQ Bank Stocks...................     100.0      164.1        238.9       272.4       271.4       404.4

The information in the graph was provided by The University of Chicago Graduate School of Business--Center for Research in Security Prices. It assumes an initial investment of $100 and reinvestment of dividends during the period presented in the graph.

                          TRANSACTIONS WITH DIRECTORS,
                       NOMINEES, OFFICERS AND ASSOCIATES

The following table lists the only known entity to the knowledge of the management of First Western which owns of record or beneficially 5% or more of the outstanding Common Stock (7,751,267 shares) as of January 31, 1996:

                                                   AMOUNT AND
                                                   NATURE OF      PERCENT
                     NAME AND ADDRESS              BENEFICIAL       OF
 CLASS             OF BENEFICIAL OWNER             OWNERSHIP       CLASS
-------    ------------------------------------    ----------     -------
Common     First Western Trust Services Company      722,688(1)     9.32%
           101 East Washington Street
           New Castle, Pennsylvania 16101

---------

(1) Trust Services has sole voting power with respect to 155,115 shares and shared voting power with respect to 2,835 shares and no voting power with respect to 564,738 shares. Trust Services has sole investment power with respect to 269,699 shares, shared investment power with respect to 40,408 shares, and no investment power with respect to 412,581 shares.

Certain directors, nominees and officers of First Western and its subsidiaries and their associates were customers of the Banks during 1995. Transactions which involved loans or commitments by the Banks were made in the ordinary course of business and with substantially similar terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. Wilder Agriculture Products Co., Inc. has a $350,000 line of credit and a $60,000 term loan with FW Bank, which were past due as of March 8, 1996. Mr. Thomas S. Mansell, an officer and director of First Western, is a minority shareholder of that company and has guaranteed its indebtedness to FW Bank in an amount up to $85,000.

Under the federal securities laws, First Western's directors, its executive officers, and any persons holding more than ten percent of the Common Stock are required to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and NASDAQ. Specific due dates for these reports have been established and First Western is required to disclose in this proxy statement any failure to file by those dates during or for 1995. All of these filing requirements were satisfied during 1995, except that one report on Form 4 for each of Thomas J. O'Shane (director and executive officer), Kathleen L. Lewis, Dean M. Gouin, Richard L. Rausch, Kenneth J. Romig and Stephen R. Sant, all of whom are executive officers, was filed one day late. In making the foregoing disclosure, First Western has relied solely on representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP served as independent public accountants for First Western and its subsidiaries for the year ended December 31, 1995. The Board of Directors, at its February 20, 1996 meeting, based upon an Audit Committee recommendation, appointed Deloitte & Touche LLP, independent public accountants to audit the consolidated financial statements of First Western and its subsidiaries for the year ending December 31, 1996. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be available to respond to appropriate shareholder questions, and to make a statement if they desire to do so.

                           ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST TO ROBERT H. YOUNG, SECRETARY OF FIRST WESTERN (AT THE ADDRESS SPECIFIED BELOW), BY ANY SHAREHOLDER WHOSE PROXY IS SOLICITED HEREBY, FIRST WESTERN WILL FURNISH TO SUCH SHAREHOLDER WITHOUT CHARGE A COPY OF ITS 1995 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TOGETHER WITH CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES THERETO.

                             SHAREHOLDER PROPOSALS

If any shareholder wishes to present a proposal at the 1997 Annual Meeting of Shareholders, the proposal will be considered for inclusion in the Proxy material only if received no later than November 16, 1996. Any such proposal should be addressed to Robert H. Young, Secretary, P. O. Box 1488, New Castle, PA 16103-1488.

                             ADDITIONAL INFORMATION

First Western knows of no other business to be presented at this time. If any matters come before the meeting, the persons named in the Proxy will vote in accordance with the recommendations of the Board. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. If you do attend the meeting, you may then withdraw your Proxy. In any event, you may revoke your Proxy prior to its exercise. The revocation of a proxy will not be effective, however, until written notice of the revocation has been given to the Secretary of First Western.

                                                 LOGO
                                                 Robert H. Young
                                                 Senior Vice President -
                                                 Finance,
                                                 Secretary and Treasurer

                        DIRECTIONS TO THE NEW ENGLANDER
                      3009 WILMINGTON ROAD, NEW CASTLE, PA

South of New Castle

North on Route 60. Take the Mitchell Road exit. Proceed to stop light at Route
18. Turn right heading south on Route 18. Proceed approximately one mile and the New Englander is on the right.

North of New Castle

South on Route 60. Take the Mitchell Road exit. Proceed to stop light at Route
18. Turn right heading south on Route 18. Proceed approximately one mile and the New Englander is on the right.

East of New Castle

West on Route 422. Take the Route 422 bypass around New Castle. Proceed on Route 422 west bypass as it becomes Route 60 north. Take the Mitchell Road exit. Proceed to stop light at Route 18. Turn right heading south on Route 18. Proceed approximately one mile and the New Englander is on the right.

West of New Castle

Route 80 east to Route 60 south. Take the Mitchell Road exit. Proceed to stop light at Route 18. Turn right heading south on Route 18. Proceed approximately one mile and the New Englander is on the right.

                                       or

East on Route 422 to Route 60 north. Take the Mitchell Road exit. Proceed to stop light at Route 18. Turn right heading south on Route 18. Proceed approximately one mile and the New Englander is on the right.

                          FIRST WESTERN BANCORP, INC.
                            NEW CASTLE, PENNSYLVANIA

       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 16, 1996

   The undersigned hereby appoints Floyd H. McElwain, Robert C. Duvall and John P. O'Leary, Jr. and each of them, with full power of substitution in each, as proxies to represent the undersigned and to vote all shares of Common Stock of First Western which the undersigned would be entitled to vote if personally present and voting at the Annual Meeting of First Western's shareholders to be held on April 16, 1996 at 10:30 a.m. (local time), at the New Englander, 3009 Wilmington Road, New Castle, Pennsylvania 16101, and at any adjournment or adjournments thereof, upon all matters coming before the meeting. Said proxies are directed to vote as set forth below and, in their discretion, upon such other matters as may properly come before the meeting.

     1. ELECTION OF DIRECTORS.Nominees for three-year term: John W. Lehman,
                              M.D., Thomas S. Mansell, Richard C. McGill, and Harold F. Reed, Jr.

                              Nominee for one-year term: John W. Sant.

        / / VOTE FOR all nominees; except authority to vote is withheld from the following individual nominees (if any):

        ---------------------------------------------------------------------

        / / VOTE WITHHELD from all nominees.

     2. OTHER BUSINESS. The proxies shall vote on any other business properly brought before the meeting and any adjournment thereof in accordance with the recommendations of management of First Western.

                                     (over)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST WESTERN. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR ANY OTHER BUSINESS IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

                                               Dated                      , 1996

                                               ---------------------------------

                                               ---------------------------------
                                                          Signatures

                                                Please sign EXACTLY as your
                                                name appears hereon. When
                                                signing as executor, trustee,
                                                etc., or as officer of a
                                                corporation, give full title as
                                                such. For joint accounts,
                                                please obtain both signatures.

NOTE: IF THE ADDRESS AS NOTED HEREON IS NOT CORRECT, KINDLY NOTE ANY CHANGE NECESSARY. PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING / / TOTAL NUMBER ATTENDING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.